Exhibit 8.1

The following is a list of the Company’s subsidiaries as of March 21, 2014:

Name	Vessel/Activity	Organization	Ownership percentage
Star Bulk Management Inc.	Management Co.	Marshall Islands	100%
Starbulk S.A.	Management Co.	Liberia	100%
Star Alpha LLC	Star Alpha	Marshall Islands	100%
Star Beta LLC	Star Beta	Marshall Islands	100%
Star Gamma LLC	Star Gamma	Marshall Islands	100%
Star Delta LLC	Star Delta	Marshall Islands	100%
Star Epsilon LLC	Star Epsilon	Marshall Islands	100%
Star Zeta LLC	Star Zeta	Marshall Islands	100%
Star Theta LLC	Star Theta	Marshall Islands	100%
Star Kappa LLC	Star Kappa	Marshall Islands	100%
Lamda LLC	Star Sigma	Marshall Islands	100%
Star Omicron LLC	Star Omicron	Marshall Islands	100%
Star Cosmo LLC	Star Cosmo	Marshall Islands	100%
Star Ypsilon LLC	Star Ypsilon	Marshall Islands	100%
Star Aurora LLC	Star Aurora	Marshall Islands	100%
Star Borealis LLC	Star Borealis	Marshall Islands	100%
Star Polaris LLC	Star Polaris	Marshall Islands	100%
Star Big LLC	Star Big	Marshall Islands	100%
Star Mega LLC	Star Mega	Marshall Islands	100%
Star Bulk Manning LLC	Management Co.	Marshall Islands	100%
Star Challenger I LLC	Star Challenger	Marshall Islands	100%
Star Challenger II LLC	Star Fighter	Marshall Islands	100%
Star Vega LLC	Star Vega	Marshall Islands	100%
Star Sirius LLC	Star Sirius	Marshall Islands	100%
Star Castle I LLC	Hull 1342	Marshall Islands	100%
Star Castle II LLC	Hull 1343	Marshall Islands	100%
Star Ennea LLC	Hull NE 198	Marshall Islands	100%
Star Cape I LLC	Hull 1338	Marshall Islands	100%
Star Cape II LLC	Hull 1339	Marshall Islands	100%
Star Asia I LLC	Hull 5040	Marshall Islands	100%
Star Asia II LLC	Hull 5043	Marshall Islands	100%
Star Axe I LLC	Hull NE 196	Marshall Islands	100%
Star Axe II LLC	Hull NE 197	Marshall Islands	100%
Star Seeker LLC	Hull 1372	Marshall Islands	100%
Star Breezer LLC	Hull 1371	Marshall Islands	100%